EXHIBIT 99.1

Investor Relations Contact:

Ken Lowe

Sigma Designs, Inc.

Tel: 408/957-9850

Fax: 408/957-9741

IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER AND YEAR-END RESULTS

MILPITAS, Calif.-March 16, 2004-Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its fourth fiscal quarter and year ended January 31, 2004.

Net revenues for the fourth quarter were $7,341,000, down from $7,470,000 for the previous quarter and up 9% from $6,709,000 reported for the same period last year. Sigma reported a net profit of $297,000 or $0.01 per basic and diluted share in the fourth quarter. This compares to a net profit of $149,000, or $0.01 per basic and diluted share for the previous quarter, and a net loss of $327,000 or $0.02 per basic and diluted share during the same period one year ago. The decline in revenue is primarily attributable to a decline in average selling prices.

For the year ended January 31, 2004, net revenues were $30,520,000, up 68% from $18,139,000 reported for fiscal 2003. Sigma reported a net profit of $1,543,000, or $0.08 per basic share and $0.07 per diluted share for fiscal 2004 compared to a net loss of $6,057,000 or $0.37 per basic and diluted share in fiscal 2003.

"As we end our fiscal 2004 year, we are pleased with our range of accomplishments and year-end results. Despite lower than expected sales in our second half, we achieved 68% revenue growth over last year, delivering over $30 million at the top line. Maintaining profitability for four consecutive quarters, we netted over $1.5 million in profits for the year. We maintained one of the highest gross margins in the industry, evidencing the superior value of our solutions. We introduced the first consumer oriented media processor for Windows Media 9, the importance of which has since been amplified by its selection for use in the new HD-DVD standard. We introduced our first chipset designed to tap into the fast growing portable media player market. We achieved our first design wins into high definition television products. Finally, we engaged with a growing list of retail consumer electronics companies, including Sony, Pinnacle, Onkyo, Lite-On, KiSS Technology, Denon, Apex, and others. Looking forward, we see tremendous upsides to our top-line potential and remain optimistic in our ability to deliver our goal of achieving 50% revenue growth over last year, as well as improved levels of profitability," stated Thinh Tran, Chairman and Chief Executive Officer, Sigma Designs.

Recent business developments include:

  Announced the new EM8620L, the first consumer-oriented media processor that supports Windows Media Video 9 (WMV9). The EM8620L, which was demonstrated at Microsoft's eHome CES exhibit, offers a high performance architecture that supports single-chip implementations of IP video appliances, networked DVD players, DVD receivers, and high-definition (HD) television applications.
  Announced over a dozen companies that demonstrated new consumer products based on Sigma's media processors at the CES show this year. These products included WMV9 capable DVD players from Apex, KiSS Technology, and V Inc., digitial media adapters from Denon, Lite-On, and ADS, and portable media players from DataPlay and GoDot.
  Announced that Onkyo, a leading audio-visual company providing products for the entire home entertainment network, launched its networked AV (audio/video) player, the NC-501V using Sigma's EM8550 media processor, in Japan.
  Announced the new EM8510, a new media processor for the growing portable and low-power device market. The EM8510 enables cost-effective solutions for consumer appliances such as portable media players, portable DVD players and other power critical devices.

The conference call relating to fourth quarter and year-end results will take place following this announcement at 5:00 PM EST today, March 16. The dial-in number is 1-800-884-5695 and the passcode is 96324817. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 or 1-617-801-6888 and use passcode 29316334. The audio replay will be available for one week after March 16.

About Sigma Designs, Inc.

Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback, and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com/.

REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipation of 50% revenue growth over last year and continued profitability, and the anticipated use of Windows Media 9 in the new HD-DVD standard. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2003 and on Form 10-Q for the quarter ended October 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Following are comparative, unaudited highlights of the fourth quarter and year-end of fiscal 2004:

Quarter ended January 31 ,                                2004         2003
-----------------------                               -----------  -----------
Net revenues..........................................$ 7,341,000  $ 6,709,000
Net income (loss).....................................$   297,000  $  (327,000)
Basic net income (loss) per share.....................$      0.01  $     (0.02)
Basic weighted average shares......................... 20,565,000   16,565,000
Diluted net income (loss) per share...................$      0.01  $     (0.02)
Diluted weighted average shares....................... 23,287,000   16,565,000

Year ended January 31 ,                                   2004         2003
-----------------------                               -----------  -----------
Net revenues..........................................$30,520,000  $18,139,000
Net income (loss).....................................$ 1,543,000  $(6,057,000)
Basic net income (loss) per share.....................$      0.08  $     (0.37)
Basic weighted average shares......................... 19,437,000   16,482,000
Diluted net income (loss) per share...................$      0.07  $     (0.37)
Diluted weighted average shares....................... 22,390,000   16,482,000

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                        January 31,  January 31,
                                                           2004        2003*
                                                       -----------  -----------
                        Assets

Current assets:
  Cash and cash equivalents.......................... $    18,962  $       755
  Accounts receivable - net..........................       5,283        4,366
  Inventories........................................       2,614        2,472
  Restricted cash....................................           -       12,000
  Prepaid expenses & other...........................         518          176
                                                       -----------  -----------
              Total current assets...................      27,377       19,769

Equipment & leasehold improvements, net..............       1,028        1,331
Long term investment.................................       1,313            -
Other assets.........................................          74          317
                                                       -----------  -----------
Total................................................ $    29,792  $    21,417
                                                       ===========  ===========
          Liabilities and shareholders' equity

Current liabilities:
  Bank line of credit................................ $         -  $    12,000
  Accounts payable...................................       1,666        1,502
  Accrued liabilities and other......................       1,838        1,681
  Current portion of capital lease obligation........           5          127
                                                       -----------  -----------
              Total current liabilities..............       3,509       15,310

Other long-term liabilities..........................         261          305

Shareholders' equity:
  Common stock.......................................      86,948       68,295
  Accumulated other comprehensive income.............          37           13
  Accumulated deficit................................     (60,963)     (62,506)
                                                       -----------  -----------
              Total shareholders' equity.............      26,022        5,802
                                                       -----------  -----------
Total................................................ $    29,792  $    21,417
                                                       ===========  ===========

* Derived from audited balance sheet included in the Company's annual report on Form 10-K for the year ended January 31, 2003

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                              Three months ended        Year ended
                                                   January 31,          January 31,
                                             --------------------  --------------------
                                               2004       2003       2004       2003
                                             ---------  ---------  ---------  ---------
Net revenues.............................. $   7,341  $   6,709  $  30,520  $  18,139

Costs and expenses:
   Costs of revenues......................     2,857      2,766     11,705      8,126
   Research and development...............     2,414      2,348     10,000      8,366
   Sales and marketing....................     1,219      1,204      4,802      4,528
   General and administrative.............       612        686      2,499      2,966
                                             ---------  ---------  ---------  ---------
      Total costs and expenses............     7,102      7,004     29,006     23,986
                                             ---------  ---------  ---------  ---------

Income (loss) from operations.............       239       (295)     1,514     (5,847)
Interest and other income (expense), net..        57        (31)        38       (244)
                                             ---------  ---------  ---------  ---------

Income (loss) before income taxes.........       296       (326)     1,552     (6,091)
Provision (benefit) for income taxes......        (1)         1          9        (34)
                                             ---------  ---------  ---------  ---------

Net income (loss)......................... $     297  $    (327) $   1,543  $  (6,057)
                                             =========  =========  =========  =========

Basic net income (loss) per share......... $     0.01 $   (0.02) $    0.08  $   (0.37)

Shares used in computing per
   share amount - basic...................     20,565    16,565     19,437     16,482

Diluted net income (loss) per share....... $     0.01 $   (0.02) $    0.07  $   (0.37)

Shares used in computing per
   share amount - diluted.................     23,287    16,565     22,390     16,482